Exhibit 10.1.5
AMENDMENT NO. 3 TO THE
TERRA INDUSTRIES INC.
SUPPLEMENTAL DEFERRED
COMPENSATION PLAN
Terra Industries Inc. desires to amend its Supplemental Deferred Compensation Plan (the “Plan”) on the terms and conditions herein. Accordingly, the plan is hereby amended as follows:
(a)	Article VI of the Plan shall be amended by adding the following new section 6.06 therein reading in its entirety as follows:
“6.06 Early Distribution. The Participant may elect, before or after Participant’s Retirement or Termination of Service, to receive a distribution with respect to the value of part or all of the vested portion of the Participant’s Bookkeeping Account. Any such distribution shall be equal to the value of the portion of the Participant’s Bookkeeping Account elected, less a forfeiture penalty of 10% of that value, and the amount distributed shall be in full satisfaction of the Participant’s rights with respect to the portion of the account so elected.”
IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its duly authorized officer as of the 29 day of March, 2002.

TERRA INDUSTRIES INC.
/s/ Francis G. Meyer
By Francis G. Meyer
Its Senior Vice President